Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 7, 2001, on the balance sheet dated as of September 30, 2001 of UnitedGlobalCom, Inc. (f/k/a New UnitedGlobalCom, Inc.), which report appears in the Prospectus filed pursuant to Rule 424(b) on January 3, 2002, and deemed a part of the Registration Statement on Form S-4 (Registration No. 333-55228) filed by UnitedGlobalCom, Inc. (f/k/a New UnitedGlobalCom, Inc.).



                                          Arthur Andersen LLP

Denver, Colorado
March 11, 2002